UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 1, 2024

SERVE ROBOTICS INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-56237	85-3844872
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

730 Broadway Redwood City, CA	94063
(Address of Principal Executive Offices)	(Zip Code)

(818) 860-1352

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On February 1, 2024, Serve Operating Co. (“Serve”), a wholly owned subsidiary of Serve Robotics Inc. (the “Company”), entered into a Master Services Agreement (the “MSA”) with Magna New Mobility USA, Inc. (“Magna”), retroactively effective as of January 15, 2024 (the “Effective Date”). Pursuant to the MSA, Serve, as an independent contractor of Magna, agreed to provide the services described in one or more statements of work (“SOW”). Such SOW will contain a description of the scope, the time to be spent on performance, the fees to be paid to Serve, the functional requirements and technical specifications and, to the extent applicable, the timetable, schedule or milestones for the performance of the requested services. The term of the MSA commenced on the Effective Date and will continue for a term of three months, unless terminated earlier or mutually extended in accordance with its terms.

Effective as of the Effective Date, Serve and Magna entered into an initial SOW (the “First SOW”), pursuant to which Serve agreed to provide to Magna the services of certain of its employees and the deliverables set forth therein.

In connection with the strategic partnership with Magna, on February 7, 2024, the Company issued to Magna a warrant (the “Magna Warrant”) to purchase up to 2,145,000 shares of the Company’s common stock, par value $0.0001 per share (the “Magna Warrant Stock”), subject to adjustments as provided therein, at an exercise price per share of $0.01.

The Magna Warrant will be exercisable in two equal tranches: (i) the first tranche will become exercisable no later than May 15, 2024, subject to certain conditions; and (ii) the second tranche will become exercisable upon the achievement by Magna of a certain manufacturing milestone as set forth in a production and purchase agreement to be entered into with respect to the contract manufacturing of the Company’s autonomous delivery robots by Magna or one of its affiliates. Notwithstanding the foregoing, all of Magna Warrant Stock will vest and become exercisable upon any Change of Control (as defined in the Magna Warrant).

The foregoing descriptions of the MSA, First SOW and the Magna Warrant do not purport to be complete and are qualified in their entirety by reference to the full text of such agreements, which are attached to this Current Report on Form 8-K as Exhibits 10.1,10.2 and 10.3, respectively, and are incorporated by reference herein.

Item 3.02 Unregistered Sales of Equity Securities

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

The shares of Magna Warrant Stock that may be issued pursuant to the exercise of the Magna Warrant are being offered and sold in a transaction exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on Section 4(a)(2) of the Securities Act. Magna has represented to the Company in the Magna Warrant that it is an “accredited investor,” as defined in Rule 501(a) of Regulation D under the Securities Act and is acquiring such shares for investment purposes only and not with a view towards the public sale or distribution thereof in violation of applicable U.S. federal securities laws or applicable state securities laws.

Item 9.01 Financial Statements and Exhibits.

(d) List of Exhibits.

Exhibit Number	Description
10.1#§	Master Services Agreement, dated as of February 1, 2024 and effective as of January 15, 2024, by and between Magna New Mobility USA, Inc. and Serve Operating Co.
10.2#	Statement of Work, dated as of February 1, 2024 and effective as of January 15, 2024, by and between Magna New Mobility USA, Inc. and Serve Operating Co.
10.3#	Common Stock Warrant, dated February 7, 2024, issued by Serve Robotics Inc. to Magna New Mobility USA, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

#	Portions of this exhibit (indicated by asterisks) have been omitted in accordance with Item 601(b)(10) of Regulation S-K. The registrant hereby agrees to furnish supplementally copies of the omitted portions of this exhibit to the SEC upon its request.

§	Certain schedule to this exhibit has been omitted in accordance with Item 601(a)(5) of Regulation S-K. The registrant hereby agrees to furnish supplementally a copy of the omitted schedule to the SEC upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Serve Robotics Inc.

Dated: February 7, 2024	/s/ Ali Kashani
Ali Kashani
Chief Executive Officer and Director

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